As filed with the Securities and Exchange Commission on April 1, 2025

Registration No. 333-279086

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Pactiv Evergreen Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0927268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 W. Field Court

Lake Forest, Illinois 60045

(847) 482-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel L. Rikard

Vice President, General Counsel and Secretary

3436 Toringdon Way, Suite 100

Charlotte, North Carolina 28277

(980) 498-4072

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Sean Donahue

Paul Hastings LLP

200 Park Avenue

New York, New York

(212) 318-6000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS OF DEBT SECURITIES(1)(2)

Exact Name of Additional Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Blue Ridge Paper Products LLC	Delaware	56-2136509
Evergreen Packaging International LLC	Delaware	85-3071303
Evergreen Packaging LLC	Delaware	27-1086869
Fabri-Kal LLC	Delaware	38-1356592
Pactiv Europe Services LLC	Delaware	85-1295058
Pactiv Evergreen Group Holdings Inc.	Delaware	27-1086869
Pactiv Evergreen Group Issuer Inc.	Delaware	27-1086981
Pactiv Evergreen Group Issuer LLC	Delaware	27-1086869
Pactiv Evergreen Services Inc.	Delaware	27-0147082
Pactiv LLC	Delaware	36-2552989
Pactiv Packaging Inc.	Delaware	74-3183917
PEI Holdings Company LLC	Delaware	98-1554286
Reynolds Packaging International LLC	Delaware	85-3138258

(1) Address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Principal Executive Offices is 1900 W. Field Court, Lake Forest, IL 60045, (847) 482-2000.

(2) Name, address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Agent for Service is Daniel L. Rikard, Vice President, General Counsel and Secretary, 3436 Toringdon Way, Suite 100, Charlotte, North Carolina 28277, (980) 498-4072.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) is being filed by Pactiv Evergreen Inc. (the “Registrant”), to deregister any and all securities registered but unsold or otherwise unissued under the Registration Statement on Form S-3 (No. 333-279086), filed with the Securities and Exchange Commission on May 3, 2024 and declared effective on May 15, 2024 (the “Registration Statement”), relating to the registration of (i) 137,979,428 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) and (ii) up to $1,000,000,000 of the Registrant’s debt securities, guarantees of debt securities, preferred stock, Common Stock, depositary shares, purchase contracts, units and warrants.

On April 1, 2025, pursuant to the previously announced Agreement and Plan of Merger, dated as of December 9, 2024, by and among the Registrant, Novolex Holdings, LLC, a Delaware limited liability company (“Novolex”), and Alpha Lion Sub, Inc., a Delaware corporation and wholly owned subsidiary of Novolex (“Merger Sub”), Merger Sub merged (the “Merger”) with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of Novolex.

As a result of the consummation of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV EVERGREEN INC.

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

BLUE RIDGE PAPER PRODUCTS LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

EVERGREEN PACKAGING INTERNATIONAL LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

EVERGREEN PACKAGING LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

FABRI-KAL LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV EUROPE SERVICES LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV EVERGREEN GROUP HOLDINGS INC.

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV EVERGREEN GROUP ISSUER INC.

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV EVERGREEN GROUP ISSUER LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV EVERGREEN SERVICES INC.

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PACTIV PACKAGING INC.

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

PEI HOLDINGS COMPANY LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on April 1, 2025. No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

REYNOLDS PACKAGING INTERNATIONAL LLC

By:	/s/ Daniel L. Rikard
Name:	Daniel L. Rikard
Title:	Vice President, General Counsel and Secretary